UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2005

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	0-20242	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 1.01	Entry into a Material Definitive Agreement.

On October 11, 2005, the Compensation Committee of the Board of Directors of Central Garden & Pet Company (the “Company”) approved an amendment to the Company’s non-employee director compensation arrangements. Effective retroactively as of October 1, 2005, members of the Board of Directors who are not employees of the Company will be paid directors’ fees consisting of $25,000 per year and $1,200 for each Board meeting attended. In addition, non-employee directors who attend meetings of the Audit Committee or Compensation Committee will receive $1,200 for each meeting not held on the same day as a Board meeting and the chairs of the Audit Committee and the Compensation Committee will receive annual retainer fees of $12,000. Each non-employee director will receive $500 for his participation in each telephonic meeting of the Board of Directors, the Audit Committee or the Compensation Committee. The Company will pay non-employee directors $1,000 for each day spent attending subsidiary and division management meetings and conducting plant and facility visits.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Agreement to Protect Confidential Information, Intellectual Property and Business Relationships

10.2	Form of Post-Termination Consulting Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ Glenn W. Novotny
Glenn W. Novotny
Chief Executive Officer and President

Dated: October 14, 2005

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Agreement to Protect Confidential Information, Intellectual Property and Business Relationships

10.2	Form of Post-Termination Consulting Agreement

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